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Wells Fargo CEO Tim Sloan announces six new long-term goals and provides update on rebuilding trust actions

Sloan also previews new brand platform and national advertising campaign entitled

“Building Better Every Day”

ORLANDO, FL, March 21, 2017 – Wells Fargo & Company (NYSE: WFC) CEO Tim Sloan today hosted a companywide town hall meeting in which he introduced six long-term goals and provided updates on the company’s ongoing work to rebuild trust. Sloan also previewed for team members a new “Building Better Every Day” brand platform and national advertising campaign. The Orlando meeting was broadcast live to all of Wells Fargo’s team members globally.

“We’re making things right for our customers and our team members. We are fixing problems, and we’re building a better bank for the future,” Sloan told team members. “As we rebuild trust, we will reintroduce to our stakeholders what our Wells Fargo bankers have always been known for, and that’s helping our customers to succeed financially.” A transcript of Sloan’s remarks is available with the source version of this press release on BusinessWire.com and is available on www.wellsfargo.com/stories.

During the meeting, Sloan unveiled six new long-term goals for all of Wells Fargo. The goals entail becoming the leader in the following six areas:

●	Customer Service and Advice – provide best-in-class service and guidance to our customers to help them reach their financial goals.
●	Team Member Engagement – be a company where people matter, teamwork is rewarded, everyone feels respected and empowered to speak up, diversity and inclusion are embraced, and “how” our work gets done is just as important as getting the work done.
●	Innovation – create new kinds of lasting value for our customers and businesses by using innovative technologies and moving quickly to bring about change.
●	Risk Management – set the global standard in managing all forms of risk.
●	Corporate Citizenship – make every community in which we live and do business better.
●	Shareholder Value – earn the confidence of shareholders by maximizing long-term value.

Sloan also previewed a new national advertising campaign entitled “Building Better Every Day.” Beginning in mid-April, the bank will roll out the campaign across multiple channels including broadcast, print, radio, online, mobile banking, and on its internal channels.

“As a company, Wells Fargo wants to build a better bank every day for our customers, for our team members, for our country, and for the world,” Sloan said. “For our team members and customers, we want to create a culture that’s better for you every day. For our communities, we want to help build better communities every day. The key to our success is our commitment to being better every day.”

Sloan also provided an update on the company’s work to rebuild trust and the actions underway to make things right, fix problems, and build a better bank. As part of that effort, Sloan announced plans this year to survey all 269,000 team members with the objective of strengthening Wells Fargo’s culture. The company will use the results to develop a clear set of actions that will help it foster an ethical, inclusive, and customer-focused culture for the entire Wells Fargo team.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. News, insights and perspectives from Wells Fargo are also available at Wells Fargo Stories.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

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Transcript

I want to welcome everyone that’s here for our second CEO town hall of 2017. We’re very excited.

It’s terrific to be here in Orlando and to have so many of you joining us in person and those of you who are joining us via TeamTV and live streaming on your desktop.

But thank you all for participating. One of the most important parts of our effort to rebuild trust is communication to our team members, so thank you for being a part of this.

Before we get underway, I want to acknowledge a terrible act that took place last year in June here in Orlando. It was an attack at the Pulse nightclub where many were killed and wounded in just a terrifically horrible shooting. I was inspired by how our team members in central Florida and all across the company were able to get together to show their support for the Pulse victims and for their families.

I was especially proud of how you supported the LGBTQ and Hispanic communities by wearing white ribbons, supporting PRIDE and our Latin Connection Team Member Networks, and donating your time and money. Thank you. You showed incredible resilience and I want to recognize that.

Today, I want to talk to you about three things, three things that will make this a very special town hall.

All three of these things are critical to our company’s top priority, which is rebuilding trust.

First, we’re going to discuss our culture. You’ll recall that when I became CEO five months ago—I know for some of you, it seems like five years—I promised to inspect our culture and to take it very seriously, so we could understand our strengths but also so we could understand some of our weaknesses, and I have news on that front that I will share with you shortly.

The second thing that we’re going to do is, I’m going to answer the question that I often get asked by team members when I’m out in our branches and in our offices: “When are we going to launch a big advertising campaign? When will we talk more about Wells Fargo?”

I get it. Even though this has been a difficult time for the company, you are very proud of Wells Fargo and you want us to talk about it more. You want us to tell our story because we have a better story to tell. You want more people to hear about how we’re making things right, how we’re fixing what was broken, and how we’re building a better Wells Fargo. I think you’ll be happy with the news that I have to share on that front.

And then, finally—and maybe the most important topic that we’re going to discuss today—is our future and the goals that we’re going to set for ourselves to get there.

Before we get started, let me take a moment and just recognize all the progress and everything that we’ve accomplished since last September when we entered into two regulatory consent orders with the OCC and the CFPB and the legal settlement with the city of Los Angeles that were announced over unacceptable sales practices in our community bank.

Think about it. Our journey ever since has been about rebuilding trust and sometimes it’s been hard and sometimes it’s been extremely hard. But I’m very proud of what we’ve accomplished in the last six months.

First, we made great strides in making things right for our customers.

●	We’ve refunded $3.2 million to 130,000 retail and small business customers whose accounts may have been linked to improper sales practices.
●	We reached out to 40 million—that’s right, 40 million—retail customers, 3 million small business customers through statements, mailings, online communications asking them to contact us with if they had any concerns.
●	We now send automatic notifications to customers every time they open up a checking account, a savings account, or a credit card.
●	And we’re researching how our customers’ credit scores may have been impacted as the result of potentially unauthorized credit cards

But we’re doing more:

●	We voluntarily expanded beyond the consent order requirements our review of customer accounts to include the years of 2009 and 2010.
●	And we began offering free mediation services to any affected customers if we can’t make it right by them.

Secondly, we fundamentally changed the way we pay and incent our retail bankers so we could ensure that our interests are always aligned with our customers’ interests.

●	We’ve eliminated product sales goals for retail bankers and replaced them with a compensation plan that puts the priority on the customer experience, oversight and controls, and team goals versus personal goals. It’s a plan that puts our customers first, and we expect all of our bankers to do the same.

Third, we’ve significantly expanded and strengthened our risk management throughout the company to ensure that the culture of accountability encourages every team member to raise their hand if something doesn’t look right and provides effective controls to catch any inappropriate sales behavior.

Take the recently created Office of Ethics, Integrity and Oversight.

This is an all-new area within our corporate risk function and organization that was created to pull together operations and functions that existed all across the company. Together, these teams now give us a better view into enterprise trends, enhancing our ability to investigate issues, understand complaints, oversee sales practices, and promote ethics.

There’s no doubt that these last six months have been challenging. For many of us, they’ve been the most challenging period of our careers, and I can certainly say that for myself. I’m almost at my 30th anniversary at this company, and the last six months have really been a challenge.

Having said that, what I’m so proud of is the terrific job that all of you have done to stay focused on meeting the needs of our customers. The results of that have been the building blocks of our success. We’ve been growing deposits. We’ve been growing loans. We’ve been growing customers. They’re all very strong, so thank you very much for what you’ve been doing for your customers and what you have been doing for each other.

Because as we know, more work lies ahead to rebuild trust.

For example, our Board of Directors has been conducting its own independent investigation into retail sales practices.

The board’s investigation is absolutely the right thing to do for all of our stakeholders, including all of you. It’s about their commitment to good corporate governance given the challenges that we’ve had.

We expect the board’s findings to become public before our April 25th annual meeting of shareholders, which we’re holding in nearby Jacksonville, Florida.

We also have outstanding consent orders, that I mentioned we initiated in September, that are with our regulators that we need to comply with. They call for additional independent review of all of our retail sales practices, and some of you may have begun to be a part of that review, and I want to thank you in advance for your participation.

Clearly, a lot is expected of us, and a lot has been asked of you.

However, I know this company is made up of people who care deeply about its success and about its future.

That’s why our Operating Committee and I agree on this important point: If there’s one thing that we need to get right about Wells Fargo and about moving forward, it’s our culture.

This is why since last September, we’ve been surveying you to ask you about how you’re feeling about the company and how you are feeling about our culture.

So far, we’ve sent surveys to more than 110,000 of you. You told us that you are encouraged by our efforts to rebuild trust, but you want to know more about where the company’s headed. You also want to know more about what we can do to demonstrate that we value you as our most important resources, our team members.

So we’re doing things differently this year in our continuing effort to gauge how you feel about Wells Fargo.

I have a question for all the team members that are here in Orlando. How many of you took the Team Member Connection Survey last year? Oh, my gosh. Somebody must not be telling the truth.

Because everybody raised their hand. I’m kidding. The Team Member Connection Survey has been very important. Of course, most of you took the survey, and I’m sure that if I asked that question of everybody that’s watching the town hall today, I’d see a lot of hands raised.

The Team Member Connection Survey has served us well for the last seven years, providing us with great insights in terms of how we are engaged with all of you and how engaged you are as team members.

These insights have made us better leaders, better colleagues, and have given us better teams. Experience tells us the more engaged our team members are, the happier they’re going to be and the more successful our company is going to be over time.

However, this year, we’re going to pause from offering that survey in order to take a different approach. Remember, I talked about culture.

You see, we don’t just want to hear from a few of you, even though everybody in the room here took the survey last year, we want to hear from every one of our 269,000 team members because all of your voices are important.

So in May, we’re inviting every team member to take a confidential, in-depth—here’s the hard part—20- to 30-minute survey.

So you will have to allocate a little bit of extra time. We’re serious, we want you to take this survey. It’s designed by an outside academic—that’s us looking outside the company to get better advice—who specializes in corporate culture.

The survey will help us understand how you experience our culture.

Our goal is to uncover the positive attributes as well as some of the potential weaknesses so that our leaders can understand how we can foster an ethical, inclusive, and customer-focused culture.

The survey analysis and proposed actions will be shared with senior leaders throughout the company, and we will share the high-level results with all of you. We’re serious about changing Wells Fargo for the better and being very focused on our culture.

As I mentioned earlier, many of you want us to invest more time and effort in telling our story, and we agree with you. We’re going to do that. Here’s an example from last Friday. Let’s see if you can recognize who this crazy storyteller might be.

[Video played]

You can expect me and the rest of our leadership team to be granting more interviews like this one, whether it’s broadcast, print, or online outlets because we are committed to sharing this story with all of our stakeholders, our customers, our investors, our nonprofit partners, the communities that we’re in, our lawmakers in Washington and throughout all the business that we do everywhere in Wells Fargo.

You name it, we’re going to be out there telling our story because we want them to know we’re making things right for our customers and our team members. We are fixing problems, and we’re building a better bank for the future.

And we especially want them to know the last point, we’re building a better bank for the future.

We’re committed to them, and to anyone who cares about Wells Fargo, that we will come out of this period—which has been a challenging period in our history—a stronger institution for all of our stakeholders.

Another way we can share our story is through a new brand campaign built around this notion: Building better every day.

Remember those four words because you’re going to be hearing them a lot now: Building better every day.

It’s not just a tagline. This is our commitment.

So why better?

Better is the drive that lives in all of us. You get up in the morning, all of us, individuals, communities and organizations, and you want to be better. You don’t want things to be worse than yesterday. You want them to be better, to have a better future. They understand that achieving that is largely a progression. Sometimes there are setbacks along the way, but achievable through everyday efforts.

Some days are better than others, as I said, but each day, as we awaken anew, we want to make it a better day.

As a company, Wells Fargo wants to build a better bank every day for our customers, for our team members, for our country,

and for the world—because we do business all around the world.

For our team members and customers, we want to create a culture that’s better for you every day.

For our communities, we want to help build better communities every day.

The key to our success is our commitment to Being Better Every Day.

And this is especially true for our vision of helping our customers to succeed financially.

Beginning in mid-April, we’ll roll out this campaign across many different channels, broadcast, print ads, mobile banking ads, on the internet, our own internal channels, and these efforts will highlight the things that we offer that separate us from our peers.

●	Innovations like the cardless ATMs which will become a reality for our customers next week.
●	Cybersecurity and biometric authentication for some of our wholesale customers, such as eye-scan technology.
●	Guidance and education that we offer through services like My Credit Options and more.

I’m delighted to share a preview of two ads from this campaign with you, so let’s look at what building better every day is going to look like. Here are two ads.

[Video plays]

If you like those ads, we’re going to have a number of other ones. I’m a big fan of snickerdoodles. That may have played a part of that.

We’re going to be focused on telling our story better, and while this is a marketing campaign, you’re going to see the idea of “better” embodied in a variety of ways across all of our businesses throughout the entire organization because all of you make Wells Fargo better every day. In the weeks and months to come, you can expect to see a series of opportunities for you to get involved, to engage with one another, and share your stories of better.

So let’s review.

We’re enlisting all of you in our efforts to be the very best Wells Fargo so we can have the best culture possible.

We’re investing significantly in how we’re telling our story, and what will all this result in?

What does our commitment to Being Better Every Day lead to?

The Operating Committee and I have discussed the future that we want to drive as a team and we’re working together with all of you.

Here’s where we landed.

First, we know our vision. We want to satisfy our customers’ financial needs and help them succeed financially. It’s the right vision, and that’s not going to change.

We know our values of people as a competitive advantage, ethics, what’s right for our customers, diversity and inclusion, and leadership. They still ring true, and they will not change.

And we’ve had six priorities that have served us incredibly well since we combined Wells Fargo and Wachovia. They were: putting our customers first, growing revenue, managing expenses, living our vision and values, connecting with our communities and stakeholders, and managing risk.

These priorities are now ingrained in us, and how else can you explain the outstanding track record that we’ve amassed over the last eight years in creating shareholder value?

Wells Fargo’s mission, however, has never been just about improving our bottom line. That’s important, but not the only important thing that we’re doing, and these six priorities don’t answer the question of where we’re headed. We want to become one of America’s most important institutions.

That’s why the Operating Committee and I have challenged ourselves, and today, we want to challenge all of you and all of your colleagues in this company to six long-term goals that we believe can make Wells Fargo over time not just a leader but the leader in financial services as we become a stronger and better company.

For the first time anywhere, here are the six goals that we’re setting for ourselves and setting for Wells Fargo.

Number one, customer service and advice.

We want to know and understand our customers and their financial goals. That’s consistent with our vision to help our customers in the U.S. and around the world to be financially successful. We want to provide best-in-class service and advice that will help them reach their goals. We want this to be true whether we’re working with an individual, with a family, a small business, a growing firm, a public institution or a global firm. So first and foremost, service and advice.

Second, team member engagement.

You, our team members, are our most important, valuable resource and our competitive advantage. We want to be the employer of choice in the financial services industry, a company where people matter, where teamwork is rewarded, where everyone feels respected and empowered to speak up, where diversity and inclusion are embraced, and how our work gets done is just as important as getting the work done. So number two, team member engagement.

Number three, it’s about innovation.

By using innovative technologies and moving quickly to bring about change, we want to create lasting value for all of our customers, consumers, and businesses—and increased efficiency in our own internal operations. We understand that the true value of innovation is when technology directly serves our customers’ needs. We want to be known as the most innovative company in financial services.

Number four, risk management.

This should be familiar to all of you. We want to set the global standard in managing all forms of risk because this will help us serve our customers well, improve our position in the marketplace, protect our long-term soundness and reputation. Customers want to do business with companies that they trust and where making their information safe is a priority. We’re all risk managers at Wells Fargo.

Number five, corporate citizenship.

We want to make every community in which we live and do business better through our products, through our service, through our culture. We want to advance diversity and inclusion, create economic opportunity in underserved communities, and accelerate the transition to a lower-carbon economy and a healthier planet.

Finally, number six is about shareholder value.

It’s not about short-term shareholder value. It’s about long-term shareholder value. We want to earn the confidence of our shareholders by maximizing long-term value. Our goals of consistent performance over time and best-in-class returns—achieved through knowing our customers and what they need, managing risk, operating efficiently, managing the strongest balance sheet in financial service, and having a world-class leadership team.

Now I want to stop just for a minute. I want to play a video, but I want to ask you one question. Who in this room gets up every morning and says they want to come in third or fourth or fifth, or they want to compete? We want to win. Right? We want to be the best.

That’s what we have to ask ourselves every day. So I want to share a video with you that illustrates how these goals come to life for our team members.

[Video plays]

Everybody here in Orlando is going to get your own copy of our six goals and then for everybody that’s watching via TeamTV or streaming off their desktop, we’re going to post this document for all of our team members on Teamworks after the town hall.

One vision. One set of values. One set of goals.

All influenced by one top priority, which is rebuilding trust.

I know that we’re going to succeed. And the reason is because when I step back and think about the fact that we just celebrated our 165th birthday three days ago, and because we’ve always been willing to make the sacrifice in investments that have driven change in Wells Fargo. We’re willing to do the hard work to be successful.

We’ve done it through times of war, through booms and busts, through great changes, from stagecoaches, to railroads, from highways to automobiles, to wireless phones and now virtual payments, and we’ll do whatever is needed and comes next.

That’s who we are. That’s Wells Fargo.

We’ve always been about growth and the future in America and around the world, and we’ve always aspired to be the best bank for our customers, the one they want and the one that they deserve.

We’re not shy about leading.

Take our Community Support Campaign. That fits right in with corporate citizenship. For eight years running, the United Way says that our program has been the best workplace giving program, not just in financial services, but anywhere in corporate America.

Last year, you volunteered 1.7 million hours of service to causes and organizations that you care deeply about, and you donated nearly $99 million to 30,000 nonprofits in this country and around the world. That’s not only leadership, that’s us seeing ourselves as crucial corporate citizens that our stakeholders need and want us to be.

Or, take our commitment to diverse segments and the dream of home ownership.

Earlier this month, we set a ten-year goal for ourselves in order to reverse the downward trend in African-American home ownership.

Our goal is to lend $60 billion in home mortgages to African-Americans so we can create 250,000 African-American homeowners by 2027.

And this is on top of the $125 billion commitment and the 10-year goal that we set two years ago to grow the number of Hispanic homeowners.

Here’s another example. Today in Orlando, we’re making a veteran home donation to a Marine who was injured by an IED while serving in Iraq. That in and of itself would be a terrific gift, but that’s one of over 300 homes that we’ve donated to those who have served our country since 2012. $50 million worth of homes to veterans in all 50 states.

In fact, today’s ceremony is just one of five home donations that we’re making in Florida this week. That’s something that we can all be very proud of.

Again, that’s us demonstrating leadership by doing the things that we, as Wells Fargo, are uniquely qualified and able to do.

And then there’s our commitment to driving the future of banking. Our industry changes every day. This is where courage, vision, and leadership will no doubt be needed.

That’s why we created the Payments, Virtual Solutions and Innovation Group in October, to bring together teams that are driving the next generation of payment options and digital and online offerings for all of our customers.

Our customers will be able to bank when, where, and how they want, and we’re innovating based on what they are telling us.

The customer voice is why we’re setting out this month—which I mentioned—to enable all 13,000 of our ATMs to be cardless. We saw that in one of our ads. Snickerdoodles, remember that one? You forgot it already?

Just kidding. Think about that: the convenience that we’re offering to our customers. No other bank in this country is doing that. So if a customer wants to use their mobile phone and app to access an ATM, they’ll be able to do something. I think that’s pretty cool.

We’re also harnessing the technology of artificial intelligence to pilot Intuitive Investor, which is going to be our digital advisory or “robo” option in Wells Fargo Advisors. This tool blends technology as well as access to human advice to create an easy way for our customers to start investing with automated portfolio management.

Another reason why I’m confident about our future and our ability to achieve these goals is the character of all of you, our team members, our people.

As we rebuild trust, we will reintroduce to our stakeholders what our Wells Fargo bankers have always been known for, and that’s helping our customers to succeed financially.

And that’s why I love the story, and it’s a Florida story—I’m sure you’re shocked that we picked a Florida story, right? The story of Dr. Cassia Portugal, a Brazilian-born pediatrician who moved to Orlando 20 years ago.

Dr. Portugal got a second medical degree to be able to practice in the United States and once she did, she opened up First Choice Pediatrics here in Orlando that serves children from every walk of life, many with families of limited means who didn’t understand a lot of English.

Over the years she expanded to five locations in central Florida and then she met one of our small business bankers, Marshall Harris. With Marshall’s help, she realized her dream of building a sixth pediatric office that looks like a castle, where kids can feel safe when they’re not feeling well.

Marshall helped Dr. Portugal secure financing through an SBA loan, and her dream came true.

Today, she’s working with us on financing a seventh location, plus a separate community center for educating folks about parenting, healthy living, and nutrition.

Meanwhile, Dr. Portugal employs a full-time staff that speaks 15 different languages, and thousands of local kids and families have the ability to get the healthcare that they need. Now think about for a moment about who the hero in this story is.

It’s not us!

It’s Dr. Portugal, who’s changing the world in her own way, one family, one child at a time. But we played an essential role, an essential part in the story because we helped a customer be a hero.

We provided the service and the guidance that she needed to achieve her dream. This is Wells Fargo at its best solving the challenges that our customers have regardless of our customers or communities, to our country, and to the world. We solve those challenges, and this is the company that I believe we can be all of the time.

By the way, you can read more about Dr. Portugal in our 2016 Annual Report, which came out last week and is posted on wellsfargo.com. There’s a great letter by somebody who might be in this room. Oh that was me, sorry.

My parents will read it. They’ll be happy. That will be fine. I want to thank you all for spending time listening to me today. I want to thank you for all that you do for our customers and for each other.